                          [AMERIANA BANCORP LETTERHEAD]



                                 Contact:  Jerome J. Gassen
                                           President and Chief Executive Officer
                                           (765) 529-2230


           AMERIANA BANCORP REPORTS SECOND QUARTER, FIRST HALF RESULTS


NEW CASTLE, Ind. (August 9, 2006) - Ameriana Bancorp (NASDAQ: ASBI) today announced results for the second quarter and six months ended June 30, 2006. Highlights of the second quarter included year-over-year growth in total assets and the Company's loan portfolio as Ameriana remains focused on its repositioning plan, including the expansion of its commercial lending efforts. As expected, however, the Company's net income for the second quarter and first half of 2006 declined from year-earlier amounts because of the benefit of significant lease recoveries in the first and second quarters of 2005.

         Net interest income for the quarter was $2,204,000 compared with $2,477,000 in the year-earlier period. The change in net interest income reflected ongoing margin compression in the face of a flattened yield curve and a rising-rate environment. In the quarter, the provision for loan losses totaled $75,000 versus a credit to the allowance for loan losses of $982,000 in the same period last year, with the latter reflecting a $1,100,000 recovery from certain lease pools reserved and written off in earlier periods. Largely because of the disparity in the loan loss provision for the periods and the decline in net interest income, net income for the second quarter totaled $5,000 or $0.00 per diluted share compared with net income of $730,000 or $0.23 per diluted share reported in the same period last year.

         Net interest income for the first half of 2006 was $4,448,000 versus $4,903,000 in the comparable period last year and, as for the quarter, reflected ongoing margin pressure in 2006. The provision for loan losses for the first six months of 2006 was $150,000 versus a credit to the allowance for loan losses of $3,032,000 in the year-earlier period, which reflected $3,400,000 of lease recoveries. Because of the benefit of the lease recoveries last year and the decline in net interest income, net income for the first half of 2006 declined to $223,000 or $0.07 per share from $1,490,000 or $0.47 per share for the first half of 2005.

         Commenting on the results, Jerome J. Gassen, President and Chief Executive Officer, said, "During this past quarter, we made further strides in our plan to reposition Ameriana, as we continued to move away from a savings and loan platform to add more balance to operations, with particular emphasis on expanding our commercial lending business and consumer banking activities. Obviously, this progress has been obscured for the past year because of the lease recoveries we made in 2005, but since we have now lapped those year-earlier events, we expect future results to be more readily comparable and our progress to be more directly apparent.

ASBI Reports Second Quarter Results
Page 2
August 9, 2006

         "To further our efforts in building an organization that can sustain a higher level of performance and profitability," Gassen added, "we have continued to develop our expertise in commercial lending. Following important steps taken late last year to add new lenders to this area and create a new, separate function for credit administration, we recently added two more commercial lenders to our team. Already this team, in place since mid-2005, has begun to produce concrete results as seen by a year-over-year increase in our loan portfolio of almost 15% or $28,338,000. Importantly, we have achieved this growth even as we have moved away from certain loans involving speculative building, which entails higher risk. With the addition of these two new senior lenders, we expect that our commercial lending business will continue to expand in the second half."

         Ameriana's net interest income during the second quarter continued to show margin compression as a result of a flattened yield curve and a rising-rate environment. Commenting on these trends, and the outlook for improved margins in the second half of the year, Gassen noted that certain lower-yielding investments will begin to mature soon and continue into 2007. As these investments are redeployed into higher-yielding assets, at current market rates, the Company expects to see year-over-year improvements in margins beginning in the second half of 2006. A more stable rate environment in the second half of the year, with a continued pause in interest-rate hikes by the Federal Reserve Board, also would benefit net interest margins by allowing the repricing of interest-earning assets to match earlier increases in Ameriana's cost of funds.

         Other income for the second quarter of 2006 remained largely unchanged at $951,000 versus $958,000 in the year-earlier period. For the first half of 2006, other income declined to $1,936,000 from $2,116,000, primarily because of a gain on the sale of land in the first quarter of 2005. Other expense for the second quarter fell to $3,291,000 from $3,537,000 in the same quarter last year as lower legal and professional fees more than offset higher salaries and employee benefits, primarily associated with the expansion of the Company's commercial lending team. For the first half of 2006, other expense declined to $6,352,000 from $8,238,000 in the first half of 2005, reflecting lower pension expense due to a $1,100,000 voluntary pension plan contribution in 2005 and lower legal and professional fees, which helped offset higher salaries and employee benefits.

         Concluding, Gassen said, "Overall, we are gratified by the fundamental progress we witnessed in the Company's business during the second quarter and are encouraged about the opportunities we see to further these efforts in the second half of the year. The outlook for possible margin improvement beginning later in 2006 appears good, considering the expected maturity of certain lower-yielding investments in our portfolio and the prospects of a more stable interest rate environment. Also, we expect continued growth in loan volume, reflecting initiatives to expand our commercial loan portfolio. Coupled with an ongoing focus on asset quality and expense control, we believe Ameriana is poised to demonstrate profitable growth in the second half of 2006 as we continue to implement our strategies to improve long-term performance."

ASBI Reports Second Quarter Results
Page 3
August 9, 2006

         Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through Linsco/Private Ledger.

          This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.



                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)

                                                            THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                  JUNE 30                         JUNE 30
                                                       ---------------------------      ---------------------------
                                                           2006           2005              2006           2005
                                                       -----------     -----------      -----------     -----------
Interest income                                        $     5,474     $     4,837      $    10,807     $     9,494
Interest expense                                             3,270           2,360            6,359           4,591
                                                       -----------     -----------      -----------     -----------
Net interest income                                          2,204           2,477            4,448           4,903
Provision (adjustment) for loan losses                           75           (982)             150         (3,032)
                                                       ------------    -----------      -----------     ----------
Net interest income after provision for loan losses          2,129           3,459            4,298           7,935
Other income                                                   951             958            1,936           2,116
Other expense                                                3,291           3,537            6,352           8,238
                                                       -----------     -----------      -----------     -----------
Income (loss) before income taxes                              (211)           880             (118)         1,813
Income tax expense (benefit)                                   (216)           150             (341)           323
                                                       ------------    -----------      -----------     ----------
Net income                                             $         5     $       730      $       223     $    1,490
                                                       ===========     ===========      ===========     ==========
Basic and diluted earnings per share                   $      0.00     $      0.23      $      0.07     $     0.47
                                                       ===========     ===========      ===========     ==========
Weighted average shares outstanding:
   Basic                                                     3,205           3,155            3,200           3,154
                                                       ===========     ===========      ===========     ===========
   Diluted                                                   3,209           3,168            3,205           3,169
                                                       ===========     ===========      ===========     ===========

Dividends declared per share                           $      0.16     $      0.16      $      0.32     $      0.32
                                                       ===========     ===========      ===========     ===========


                                                                         JUNE 30           DEC. 31        JUNE 30
                                                                          2006              2005           2005
                                                                       -----------      -----------     -----------
Total assets                                                           $   434,616      $   449,369     $   428,705
Cash and cash equivalents                                                    7,362           14,270           9,499
Investment securities held to maturity                                          --               --         166,836
Investment securities available for sale                                   154,861          168,686          12,206
Loans, net                                                                 223,451          218,291         195,113
Deposits                                                                   334,462          339,351         335,869
Borrowed funds                                                              58,514           66,889          47,387
Shareholders' equity                                                        34,073           35,657          38,969
Loans accounted for on a non-accrual basis                                   4,459            2,468           7,050
Book value per share                                                         10.75            11.23           12.35